                      Amendment to Participation Agreement

First Allmerica Financial Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated March 1, 1994 and as subsequently amended, by replacing section
2.5 in its entirety with the following:

            2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                 (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 29, 2000.

FIRST ALLMERICA FINANCIAL LIFE
INSURANCE COMPANY                        VARIABLE INSURANCE PRODUCTS FUND II


By: /s/ Richard M Reilly                 By: /s/ Robert C. Pozen
Name: Richard M Reilly                   Name: Robert C. Pozen
Title:  President                        Title:  Senior Vice President

                                         FIDELITY DISTRIBUTORS CORPORATION


                                         By: /s/ Kevin J. Kelly
                                         Name: Kevin J. Kelly
                                         Title:  Vice President

               Amendment to Schedule A to Participation Agreement
                                      among
                       Variable Insurance Products Fund II
                        Fidelity Distributors Corporation
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, First Allmerica Financial Life Insurance Company, Variable Insurance Products Fund II, and Fidelity Distributors Corporation entered into a Participation Agreement on March 1, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree:

1. "State Mutual Life Assurance Company of America" is hereby replaced with "First Allmerica Financial Life Insurance Company."

2. To replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated October 4, 1999.

All terms and conditions of the Participation Agreement and Schedule thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:      /s/ Richard M. Reilly

Name:    Richard M. Reilly
Title:   Vice President

Date:    October 6, 1999


VARIABLE INSURANCE PRODUCTS FUND II     FIDELITY DISTRIBUTORS CORPORATION

By:    /s/ Robert C. Pozen              By:    /s/ Kevin J. Kelly
Name:  Robert C. Pozen                  Name:  Kevin J. Kelly
Title: Senior Vice President            Title: Vice President

Date:  10/19/99                         Date   10/15/99

                    FIRST ALLMERICA FINANCIAL LIFE INSURANCE
              COMPANY Amended Schedule A to Participation Agreement
                               Dated March 1, 1994
     (Products funded by Portfolios of Variable Insurance Products Fund II as of 10/4/99)

SEPARATE ACCOUNT*          PRODUCT NAME               REGISTRATION
----------------           ------------               ------------
VEL                        VEL >87                    33-14672
(Variable Life)            Policy Form 1018-87        811-5183

                           VEL >91                    33-90320
                           Policy Form 1018-91        811-5183

                           VEL PLUS                   33-42687
                           Policy Forms 1023-91;      811-5183
                           1023-93

VEL II                     VEL >93                    33-57792
(Variable Life)            Policy Form 1018-93        811-7466

Inheiritage                Inheiritage                33-70948
(Variable Life)            Policy Form 1026-94        811-8120

Group VEL                  Group VEL                  33-82658
(Variable Life)            Policy Form 1029-94        811-8704

VA-K                       ExecAnnuity                33-39702
(Annuity)                  ExecAnnuity Plus           811-6293
                           Advantage
                           Policy Forms 3018-91;
                            3021-93;3025-96; 8025-96

*The establishment of the Separate Accounts was authorized by vote of the Board of Directors dated August 21, 1991.